GILEAD SCIENCES ANNOUNCES FIRST QUARTER 2021 FINANCIAL RESULTS
First Quarter 2021 Product Sales Increased 16% Year-Over-Year Primarily Driven by Veklury
Returned $1.2 Billion of Cash to Shareholders in First Quarter 2021 Through Dividends and Share Repurchases
Foster City, CA, April 29, 2021 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the first quarter 2021.
“We have made strong progress in this first quarter, with our new partnership with Merck in long-acting HIV therapies, two newly approved indications in the U.S. for Trodelvy in metastatic triple-negative breast cancer and metastatic urothelial cancer, and the addition of Hepcludex to our portfolio,” said Daniel O’Day, Chairman and Chief Executive Officer, Gilead Sciences. “2021 is a pivotal year for Gilead, with key milestones across our virology and oncology portfolios. We’re looking forward to advancing our pipeline of promising therapies in the coming months.”
First Quarter 2021 Financial Results
•Total first quarter 2021 revenue of $6.4 billion increased 16% compared to the same period in 2020, primarily due to Veklury® (remdesivir) sales, Cell Therapy growth with Yescarta® (axicabtagene ciloleucel) and the U.S. launch of Tecartus® (brexucabtagene autoleucel) in the third quarter 2020, the first full quarter recognition of Trodelvy® (sacituzumab govitecan-hziy 180 mg) sales, and Hepatitis B virus (“HBV”) growth with Vemlidy® (tenofovir alafenamide 25 mg).
•Diluted Earnings Per Share (“EPS”) increased 12% to $1.37 for the first quarter 2021 compared to the same period in 2020, primarily driven by revenue growth, partially offset by fair value loss adjustments related to Gilead’s equity investment in Galapagos NV (“Galapagos”) and lower interest income.
•Non-GAAP diluted EPS increased 24% to $2.08 for the first quarter 2021 compared to the same period in 2020, primarily due to higher operating income and lower effective tax rate, offset by lower interest income.
•As of March 31, 2021, Gilead had $6.2 billion of cash, cash equivalents and marketable debt securities compared to $7.9 billion as of December 31, 2020.
•During the first quarter 2021, Gilead generated $2.6 billion in operating cash flow.
•During the first quarter 2021, Gilead repaid $1.3 billion of debt, utilized $1.3 billion on acquisitions, net of cash acquired (including in-process research and development (“IPR&D”)), paid cash dividends of $917 million and utilized $309 million on repurchases of common stock.
Product Sales Performance
Total first quarter 2021 product sales increased 16% to $6.3 billion compared to the same period in 2020. Total product sales excluding Veklury decreased 11% to $4.9 billion for the first quarter 2021 compared to the same period in 2020, with contributions from new product launches such as Tecartus and Trodelvy offset, as expected, by loss of exclusivity of Truvada® (emtricitabine 200 mg (“FTC”) and tenofovir disoproxil fumarate 300 mg (“TDF”)) and Atripla® (efavirenz 600 mg/FTC/TDF) in the United States and COVID-19 pandemic-related impacts in both HIV and hepatitis C virus (“HCV”).
HIV product sales decreased 12% to $3.7 billion for the first quarter 2021 compared to the same period in 2020, reflecting the expected loss of exclusivity of Truvada and Atripla in the United States, in addition to channel inventory dynamics including COVID-19 pandemic-related stocking in the first quarter 2020.

April 29, 2021	2

•Biktarvy® (bictegravir 50 mg/FTC/tenofovir alafenamide 25 mg (“TAF”)) sales increased 8% year-over-year in the first quarter 2021, reflecting robust market share gains across core markets and partially offset by channel inventory dynamics.
•Descovy® (FTC/TAF) sales decreased 22% year-over-year in the first quarter 2021, driven by lower average net selling price and channel inventory dynamics including COVID-19 pandemic-related stocking in the first quarter 2020, in addition to the ongoing COVID-19 pandemic-related effects on the pre-exposure prophylaxis (“PrEP”) market.
•Truvada and Atripla sales decreased 67% year-over-year to $135 million and $31 million, respectively, in the first quarter 2021, following loss of exclusivity in the United States in October 2020.
HCV product sales decreased 30% to $510 million for the first quarter 2021 compared to the same period in 2020. Sales volumes were impacted by lower patient starts in the United States and Europe associated with the COVID-19 pandemic.
HBV and hepatitis delta virus (“HDV”) product sales increased 18% to $220 million for the first quarter 2021 compared to the same period in 2020. Vemlidy sales increased 33% in the first quarter 2021 compared to the same period in 2020. Hepcludex® (bulevirtide) contributed $6 million in sales subsequent to Gilead’s acquisition of MYR GmbH (“MYR”), representing a partial quarter of sales.
Cell Therapy product sales increased 36% to $191 million for the first quarter 2021 compared to the same period in 2020.
•Yescarta sales increased to $160 million in the first quarter 2021, reflecting increased uptake and geographic expansion in Europe.
•Tecartus sales were $31 million for the first quarter 2021 as launch activities continue to ramp up in the United States.
Trodelvy sales for the first quarter 2021 were $72 million, representing the first full quarter of sales for Gilead.
Veklury sales were $1.5 billion for the first quarter 2021. Sales of Veklury are generally affected by COVID-19 related rates of infections, hospitalizations and vaccinations.
Other product sales decreased 13% to $241 million for the first quarter 2021 compared to the same period in 2020.
•Letairis® (ambrisentan 5 mg and 10 mg) and Ranexa® (ranolazine 500 mg and 1000 mg) sales decreased in the first quarter 2021, as expected, as generic competition continues to gain share following loss of exclusivity in 2019.
First Quarter 2021 Product Gross Margin, Operating Expenses and Tax
•Product gross margin was 78.5% for the first quarter 2021 compared to 82.3% in the same period in 2020. Non-GAAP product gross margin was 86.5% for the first quarter 2021 compared to 87.1% in the same period in 2020, reflecting a less favorable product mix and an inventory charge, partially offset by favorable royalty adjustments.
•Research and Development (“R&D”) expenses for the first quarter 2021 were $1,055 million compared to $1,004 million in the same period in 2020. Non-GAAP R&D expenses for the first quarter 2021 were $1,049 million compared to $1,004 million in the same period in 2020. The higher R&D expenses included ramp-up of magrolimab and Trodelvy clinical activities, partially offset by study completions and discontinuations.
•Sales, General and Administrative (“SG&A”) expenses for the first quarter 2021 were $1,055 million compared to $1,076 million in the same period in 2020. Non-GAAP SG&A expenses for the first quarter 2021 were $1,033 million compared to $1,076 million in the same period in 2020. The lower SG&A expenses reflect lower promotional spend in HIV and HCV and timing of grants, partially offset by increased commercialization investments for Veklury, Trodelvy, Cell Therapy, and HBV and HIV in China.

April 29, 2021	3

•The GAAP effective tax rate (“ETR”) and non-GAAP ETR for the first quarter 2021 were 23.9% and 18.4%, respectively, compared to 23.2% and 19.7% for the same period in 2020, respectively.
Key Updates Since Our Last Quarterly Release
Viral Diseases
•    Gilead announced a collaboration with Merck Sharp & Dohme Corp (“Merck”), a subsidiary of Merck & Co., Inc., to develop and commercialize long-acting, investigational treatment combinations of Gilead’s lenacapavir and Merck’s islatravir in HIV. The first clinical studies of the oral combination are expected to begin in the second half of 2021.
•    At the Conference on Retroviruses and Opportunistic Infections (“CROI”), Gilead presented additional results from lenacapavir’s Phase 2/3 CAPELLA trial. The interim efficacy results showed lenacapavir maintained high rates of virologic suppression through 26 weeks among heavily treatment-experienced people with multi-drug resistant HIV; 73% of participants who reached Week 26 since the first dose of subcutaneous lenacapavir with an optimized background regimen achieved undetectable viral load.
•    At CROI, Gilead presented data from an open label-extension of two Phase 3 studies of Biktarvy, demonstrating sustained safety and efficacy with greater than 98% of treatment-naïve participants achieving and maintaining undetectable viral load through four years of follow-up.
Oncology
•    The New England Journal of Medicine published primary results from the randomized confirmatory Phase 3 ASCENT study of Trodelvy in metastatic triple-negative breast cancer (“mTNBC”). The publication demonstrated that Trodelvy significantly extended both progression-free survival and overall survival for patients compared to standard single-agent chemotherapy.
•U.S. Food and Drug Administration (“FDA”) granted accelerated approval of Trodelvy for adult patients with locally advanced or metastatic urothelial cancer who have previously received a platinum-containing chemotherapy and either a programmed death receptor-1 or programmed death-ligand 1 inhibitor.
•    FDA granted full approval of Trodelvy for adult patients with unresectable locally advanced or mTNBC who have received two or more prior systemic therapies, at least one of them for metastatic disease.
•    European Medicines Agency (“EMA”) validated the Marketing Authorization Application and granted accelerated review for Trodelvy for the treatment of mTNBC.
•    FDA approved Yescarta for relapsed or refractory follicular lymphoma after two or more lines of systemic therapy. Yescarta is the first CAR T therapy approved for indolent follicular lymphoma.
•    Gilead and Kite announced new analysis from the ZUMA-1 trial of Yescarta in a cohort of adult patients with relapsed or refractory large B-cell lymphoma. Findings suggest use of corticosteroids prior to Yescarta infusion has potential to impact the benefit/risk profile.
Inflammatory Diseases
•    Gilead and Novo Nordisk A/S (“Novo Nordisk”) expanded their clinical collaboration in non-alcoholic steatohepatitis (“NASH”) with plans to launch a new Phase 2b for a triple combination regimen in NASH patients with cirrhosis.
•    Gilead and Galapagos discontinued ISABELA Phase 3 trials in idiopathic pulmonary fibrosis.
Corporate
•    In response to the rapid increase in COVID-19 in India, Gilead announced that it would provide voluntary licensees with technical assistance to expand local production capacity, support for the addition of new manufacturing facilities and a donation of active pharmaceutical ingredient. Gilead will also donate at least 450,000 vials of Veklury to the government of India.
•Gilead welcomed Flavius Martin, MD, as Executive Vice President, Research, following the retirement of William A. Lee, PhD. Dr. Martin brings decades of experience in early drug discovery research.

April 29, 2021	4

•    Gilead completed the acquisition of MYR for up to approximately €1.3 billion (or $1.6 billion) in aggregate consideration. The acquisition provides Gilead with Hepcludex, which is conditionally approved by EMA for the treatment of chronic HDV in adults with compensated liver disease.
•    Kite appointed Frank Neumann, MD, PhD, as Worldwide Head of Clinical Development. Dr. Neumann has a record of proven leadership in cell therapy and oncology clinical development.
Guidance and Outlook
The COVID-19 pandemic is expected to continue to impact our business and broader market dynamics, such as HCV treatment initiations and HIV new starts and switches. We now expect a more gradual recovery in the COVID-19 related dynamics starting in the second quarter 2021, and the rate and degree of recovery may vary by geography. Sales of Veklury will continue to be subject to significant volatility and uncertainty. As a result, Gilead believes providing full year 2021 revenue guidance excluding Veklury is useful for investors, when considered in conjunction with its GAAP financial information.
Except for GAAP earnings per diluted share, there is no change to the guidance shared on February 4, 2021, including: full year product sales excluding Veklury between $21.7 billion and $22.1 billion; full year Veklury sales between $2 billion and $3 billion; total product sales for 2021 between $23.7 billion and $25.1 billion; and non-GAAP earnings per share for 2021 between $6.75 and $7.45. GAAP earnings per diluted share for 2021 is now expected to be between $4.75 and $5.45, updated primarily for actual changes in fair value of equity investments in the first quarter 2021. A reconciliation between GAAP and non-GAAP financial information for the 2021 guidance is provided in the table on page 12.
Non-GAAP Financial Information
The information presented in this document has been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), unless otherwise noted as non-GAAP. Management believes non-GAAP information is useful for investors, when considered in conjunction with Gilead’s GAAP financial information, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under GAAP. Non-GAAP financial information excludes acquisition-related expenses including amortization of acquired intangible assets and inventory step-up charges in cost of goods sold, acquired IPR&D expenses, and other items that are considered unusual or not representative of underlying trends of Gilead’s business, fair value adjustments of equity securities and discrete and related tax charges or benefits associated with changes in tax related laws and guidelines. Acquired IPR&D expenses reflect IPR&D impairments as well as the initial costs of externally developed IPR&D projects, acquired directly in a transaction other than a business combination, that do not have an alternative future use, including upfront payments related to various collaborations and the initial costs of rights to IPR&D projects. Although Gilead consistently excludes the amortization of acquired intangible assets from the non-GAAP financial information, management believes that it is important for investors to understand that such intangible assets were recorded as part of acquisitions and contribute to ongoing revenue generation. Non-GAAP measures may be defined and calculated differently by other companies in the same industry. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the tables on pages 10 - 11.
Conference Call
At 4:30 p.m. Eastern Time today, Gilead will host a conference call to discuss Gilead’s results. The live webcast can be accessed through the Gilead website at http://investors.gilead.com. Alternatively, individuals can access the call by dialing 877-359-9508 (U.S.) or 224-357-2393 (international) with conference ID 5069935. A replay of the conference call will be posted on the Gilead website after the event and will be available for one year.

April 29, 2021	5

About Gilead Sciences
Gilead Sciences, Inc. is a biopharmaceutical company that has pursued and achieved breakthroughs in medicine for more than three decades, with the goal of creating a healthier world for all people. The company is committed to advancing innovative medicines to prevent and treat life-threatening diseases, including HIV, viral hepatitis and cancer. Gilead operates in more than 35 countries worldwide, with headquarters in Foster City, California.
Forward-Looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include those relating to: the impact of the COVID-19 pandemic on Gilead’s business, financial condition and results of operations; the development, manufacturing and distribution of Veklury as a treatment for COVID-19, including the uncertainty of the amount and timing of future Veklury sales, Gilead’s ability to recoup the expenses incurred to date and future expenses related to the development and production of Veklury, and Gilead’s ability to effectively manage the global supply and distribution of Veklury; Gilead’s ability to achieve its anticipated full year 2021 financial results, including as a result of potential adverse revenue impacts from COVID-19, increases in R&D expenses and potential revenues from Veklury; Gilead’s ability to make progress on any of its long-term ambitions or strategic priorities laid out in its corporate strategy; Gilead’s ability to accelerate or sustain revenues for its antiviral and other programs; Gilead’s ability to realize the potential benefits of acquisitions, collaborations or licensing arrangements, including those involving Merck, MYR and Novo Nordisk; Gilead’s ability to initiate, progress or complete clinical trials within currently anticipated timeframes or at all; the possibility of unfavorable results from ongoing and additional clinical trials; the risk that safety and efficacy data from clinical studies may not warrant further development of Gilead’s product candidates, including lenacapavir, or the product candidates of Gilead’s strategic partners; Gilead’s ability to submit new drug applications for new product candidates in the currently anticipated timelines; Gilead’s ability to receive regulatory approvals in a timely manner or at all, including EMA approval of Trodelvy for treatment of TNBC and EMA approval of Hepcludex for treatment of chronic HDV, and the risk that any such approvals may be subject to significant limitations on use; Gilead’s ability to successfully commercialize its products; the risk of potential disruptions to the manufacturing and supply chain of Gilead’s products; pricing and reimbursement pressures from government agencies and other third parties, including required rebates and other discounts; a larger than anticipated shift in payer mix to more highly discounted payer segments; market share and price erosion caused by the introduction of generic versions of Gilead products; the risk that physicians and patients may not see advantages of these products over other therapies and may therefore be reluctant to prescribe the products; and other risks identified from time to time in Gilead’s reports filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There may be other factors of which Gilead is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ significantly from these estimates. Further, results for the quarter ended March 31, 2021 are not necessarily indicative of operating results for any future periods. Gilead directs readers to its press releases, annual reports on Form 10-K, quarterly reports on Form 10-Q and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.
All forward-looking statements are based on information currently available to Gilead and Gilead assumes no obligation to update or supplement any such forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.
# # #

April 29, 2021	6

Gilead owns or has rights to various trademarks, copyrights and trade names used in its business, including the following: GILEAD®, GILEAD SCIENCES®, AMBISOME®, ATRIPLA®, BIKTARVY®, CAYSTON®, COMPLERA®, DESCOVY®, DESCOVY FOR PREP®, EMTRIVA®, EPCLUSA®, EVIPLERA®, GENVOYA®, HARVONI®, HEPCLUDEX® (BULEVIRTIDE), HEPSERA®, JYSELECA®, LETAIRIS®, ODEFSEY®, RANEXA®, SOVALDI®, STRIBILD®, TECARTUS®, TRODELVY®, TRUVADA®, TRUVADA FOR PREP®, TYBOST®, VEKLURY®, VEMLIDY®, VIREAD®, VOSEVI®, YESCARTA® and ZYDELIG®. This report also refers to trademarks, service marks and trade names of other companies.
For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

CONTACTS:	Investors:	Jacquie Ross, CFA	(650) 358-1054
	Media:	Amy Flood	(650) 522-5643

April 29, 2021	7

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended
	March 31,
(in millions, except per share amounts)	2021	2020
Revenues:
Product sales	$6,340	$5,467
Royalty, contract and other revenues	83	81
Total revenues	6,423	5,548
Costs and expenses:
Cost of goods sold	1,361	969
Research and development expenses	1,055	1,004
Acquired in-process research and development expenses	62	97
Selling, general and administrative expenses	1,055	1,076
Total costs and expenses	3,533	3,146
Income from operations	2,890	2,402
Interest expense	(257)	(241)
Other income (expense), net	(369)	(158)
Income before income taxes	2,264	2,003
Income tax expense	542	465
Net income	1,722	1,538
Net loss attributable to noncontrolling interest	(7)	(13)
Net income attributable to Gilead	$1,729	$1,551
Net income per share attributable to Gilead common stockholders - basic	$1.38	$1.23
Shares used in per share calculation - basic	1,256	1,262
Net income per share attributable to Gilead common stockholders - diluted	$1.37	$1.22
Shares used in per share calculation - diluted	1,262	1,270
Cash dividends declared per share	$0.71	$0.68

April 29, 2021	8

GILEAD SCIENCES, INC.
TOTAL REVENUE SUMMARY
(unaudited)

	Three Months Ended
	March 31,
(In millions, except percentages)	2021	2020	Change
Product sales:
HIV	$3,650	$4,134	(12)%
HCV	510	729	(30)%
HBV/HDV(1)	220	186	18%
Cell Therapy	191	140	36%
Trodelvy	72	—	NM
Other	241	278	(13)%
Total product sales excluding Veklury	4,884	5,467	(11)%
Veklury	1,456	—	NM
Total product sales	6,340	5,467	16%
Royalty, contract and other revenues	83	81	2%
Total revenues	$6,423	$5,548	16%
________________________________
NM - Not Meaningful
(1) First quarter 2021 includes $6 million of Hepcludex sales recorded subsequent to Gilead’s acquisition of MYR. First quarter 2021 Hepcludex sales, including the period prior to the completion of Gilead’s acquisition of MYR, were $13 million.

April 29, 2021	9

GILEAD SCIENCES, INC.
NON-GAAP FINANCIAL INFORMATION(1)
(unaudited)

	Three Months Ended
	March 31,
(In millions, except percentages)	2021	2020	Change
Non-GAAP:
Cost of goods sold	$855	$703	22%
Product gross margin	86.5%	87.1%	-60 bps
Research and development expenses	$1,049	$1,004	4%
Selling, general and administrative expenses	$1,033	$1,076	(4)%
Other income (expense), net	$(18)	$125	NM
Diluted EPS	$2.08	$1.68	24%
Effective tax rate	18.4%	19.7%	(1.3)%
________________________________
NM - Not Meaningful
(1) A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 10 - 11.

April 29, 2021	10

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)

	Three Months Ended
	March 31,
(in millions, except percentages and per share amounts)	2021	2020
Cost of goods sold reconciliation:
GAAP cost of goods sold	$1,361	$969
Acquisition-related – amortization of acquired intangibles and inventory step-up charges	(506)	(266)
Non-GAAP cost of goods sold	$855	$703

Product gross margin reconciliation:
GAAP product gross margin	78.5%	82.3%
Acquisition-related – amortization of acquired intangibles and inventory step-up charges	8.0%	4.9%
Non-GAAP product gross margin(4)	86.5%	87.1%

Research and development expenses reconciliation:
GAAP research and development expenses(1)	$1,055	$1,004
Acquisition-related – other costs(3)	(6)	—
Non-GAAP research and development expenses	$1,049	$1,004

Acquired IPR&D expenses reconciliation(1) :
GAAP acquired IPR&D expenses	$62	$97
Acquired IPR&D expenses(1)	(62)	(97)
Non-GAAP acquired IPR&D expenses	$—	$—

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$1,055	$1,076
Acquisition-related – other costs(3)	(22)	—
Non-GAAP selling, general and administrative expenses	$1,033	$1,076

Operating income reconciliation:
GAAP operating income	$2,890	$2,402
Acquired IPR&D expenses(1)	62	97
Acquisition-related – amortization of acquired intangibles and inventory step-up charges	506	266
Acquisition-related – other costs(3)	28	—
Non-GAAP operating income	$3,486	$2,765

Operating margin reconciliation:
GAAP operating margin	45.0%	43.3%
Acquired IPR&D expenses(1)	1.0%	1.7%
Acquisition-related – amortization of acquired intangibles and inventory step-up charges	7.9%	4.8%
Acquisition-related – other costs(3)	0.4%	—%
Non-GAAP operating margin(4)	54.3%	49.8%

Other income (expense), net reconciliation:
GAAP other income (expense), net	$(369)	$(158)
Losses from equity securities, net	351	283
Non-GAAP other income (expense), net	$(18)	$125

April 29, 2021	11

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)

	Three Months Ended
	March 31,
(in millions, except percentages and per share amounts)	2021	2020
Effective tax rate reconciliation:
GAAP effective tax rate	23.9%	23.2%
Income tax effect of above non-GAAP adjustments and discrete and related tax charges	(5.5)%	(3.5)%
Non-GAAP effective tax rate(4)	18.4%	19.7%

Net income attributable to Gilead reconciliation:
GAAP net income attributable to Gilead	$1,729	$1,551
Acquired IPR&D expenses(1)	50	75
Acquisition-related – amortization of acquired intangibles and inventory step-up charges	409	224
Acquisition-related – other costs(3)	22	—
Losses from equity securities, net	364	256
Discrete and related tax charges(2)	54	33
Non-GAAP net income attributable to Gilead	$2,628	$2,139

Diluted EPS reconciliation:
GAAP diluted EPS	$1.37	$1.22
Acquired IPR&D expenses(1)	0.04	0.06
Acquisition-related – amortization of acquired intangibles and inventory step-up charges	0.32	0.18
Acquisition-related – other costs(3)	0.02	—
Losses from equity securities, net	0.29	0.20
Discrete and related tax charges(2)	0.04	0.03
Non-GAAP diluted EPS(4)	$2.08	$1.68

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$506	$266
Research and development expenses adjustments	6	—
Acquired IPR&D expenses adjustments(1)	62	97
Selling, general and administrative expenses adjustments	22	—
Total non-GAAP adjustments before other income (expense), net, and tax	596	363
Other income (expense), net, adjustments	351	283
Total non-GAAP adjustments before tax	947	646
Income tax effect	(102)	(91)
Discrete and related tax charges(2)	54	33
Total non-GAAP adjustments after tax	$899	$588
________________________________
(1) Beginning in the second quarter 2020, Acquired IPR&D expenses are presented separately from R&D expenses in Gilead’s GAAP Condensed Consolidated Statements of Income. The amounts for prior periods have been reclassified to conform to the current period presentation. Acquired IPR&D expenses have been historically excluded from Gilead’s non-GAAP financial information.
(2) Amounts represent the reversal of the deferred tax assets established in the fourth quarter 2019. The reversal arose from the amortization of the intangible assets that were transferred from a foreign subsidiary to Ireland and the United States. The discrete tax benefit from the original transaction was excluded from Gilead’s non-GAAP financial information.
(3) Includes primarily employee-related and other expenses associated with Gilead’s acquisitions of Immunomedics and MYR.
(4) Amounts may not sum due to rounding differences.

April 29, 2021	12

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP 2021 FULL YEAR GUIDANCE(1)
(unaudited)

(in millions, except percentages and per share amounts)	Provided February 4, 2021	Updated April 29, 2021
Projected product sales GAAP to non-GAAP reconciliation:
GAAP projected product sales	$23,700 - $25,100	Unchanged
Less: Veklury sales	2,000 - 3,000
Non-GAAP projected product sales excluding Veklury sales	$21,700 - $22,100

Projected product gross margin GAAP to non-GAAP reconciliation:
GAAP projected product gross margin	78% - 79%	Unchanged
Acquisition-related expenses	9%
Non-GAAP projected product gross margin	87% - 88%

Projected operating income GAAP to non-GAAP reconciliation:
GAAP projected operating income	$9,300 - $10,700	$9,000 - $10,400
Acquisition-related, acquired IPR&D and other expenses	2,200	2,500
Non-GAAP projected operating income	$11,500 - $12,900	$11,500 - $12,900

Projected effective tax rate GAAP to non-GAAP reconciliation:
GAAP projected effective tax rate	~ 23%	Unchanged
Less: Amortization of deferred tax assets and tax rate effects of adjustments noted above	2%
Non-GAAP projected effective tax rate	~ 21%

Projected diluted EPS GAAP to non-GAAP reconciliation:
GAAP projected diluted EPS	$5.25 - $5.95	$4.75 - $5.45
Acquisition-related, acquired IPR&D and other expenses, amortization of deferred tax assets and historical fair value adjustments of equity securities	1.50	2.00
Non-GAAP projected diluted EPS	$6.75 - $7.45	$6.75 - $7.45

________________________________
(1) The 2021 guidance non-GAAP financial information excludes the impact of any potential future acquisition-related, acquired IPR&D and other expenses, fair value adjustments of equity securities and discrete tax and related charges or benefits associated with changes in tax related laws and guidelines as Gilead is unable to project such amounts.

April 29, 2021	13

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31,	December 31,
(in millions)	2021	2020
Assets
Cash, cash equivalents and marketable securities	$6,245	$7,910
Accounts receivable, net	3,925	4,892
Inventories	2,996	3,014
Property, plant and equipment, net	4,990	4,967
Intangible assets, net	34,781	33,126
Goodwill	8,334	8,108
Other assets	6,221	6,390
Total assets	$67,492	$68,407
Liabilities and Stockholders’ Equity
Current liabilities	$9,705	$11,397
Long-term liabilities	38,823	38,789
Stockholders’ equity(1)	18,964	18,221
Total liabilities and stockholders’ equity	$67,492	$68,407
________________________________
(1) As of March 31, 2021 and December 31, 2020, there were 1,254 shares of common stock issued and outstanding.

April 29, 2021	14

GILEAD SCIENCES, INC.
SELECTED CASH FLOW INFORMATION
(unaudited)

	Three Months Ended
	March 31,
(in millions)	2021	2020
Net cash provided by operating activities	$2,610	$1,436
Net cash used in investing activities	(2,042)	(344)
Net cash used in financing activities	(2,477)	(2,611)
Effect of exchange rate changes on cash and cash equivalents	(23)	(61)
Net change in cash and cash equivalents	(1,932)	(1,580)
Cash and cash equivalents at beginning of period	5,997	11,631
Cash and cash equivalents at end of period	$4,065	$10,051

	Three Months Ended
	March 31,
(in millions)	2021	2020
Net cash provided by operating activities	$2,610	$1,436
Capital expenditures	(165)	(171)
Free cash flow	$2,445	$1,265

April 29, 2021	15

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)

	Three Months Ended
	March 31,
(in millions)	2021	2020

HIV Products
Descovy (FTC/TAF) Based Products
Biktarvy – U.S.	$1,465	$1,412
Biktarvy – Europe	216	181
Biktarvy – Other International	143	100
	1,824	1,693

Descovy – U.S.	282	363
Descovy – Europe	42	61
Descovy – Other International	35	34
	359	458

Genvoya – U.S.	506	612
Genvoya – Europe	106	151
Genvoya – Other International	61	61
	673	824

Odefsey – U.S.	240	269
Odefsey – Europe	113	127
Odefsey – Other International	14	13
	367	409

Revenue share – Symtuza(1) – U.S.	89	72
Revenue share – Symtuza(1) – Europe	44	38
Revenue share – Symtuza(1) – Other International	2	2
	135	112

Total Descovy (FTC/TAF) Based Products – U.S.	2,582	2,728
Total Descovy (FTC/TAF) Based Products – Europe	521	558
Total Descovy (FTC/TAF) Based Products – Other International	255	210
	3,358	3,496

Truvada (FTC/TDF) Based Products
Atripla – U.S.	23	81
Atripla – Europe	4	7
Atripla – Other International	4	7
	31	95

Complera / Eviplera – U.S.	25	24
Complera / Eviplera – Europe	34	47
Complera / Eviplera – Other International	4	5
	63	76

Stribild – U.S.	31	34
Stribild – Europe	11	17
Stribild – Other International	4	2
	46	53

Truvada – U.S.	119	383
Truvada – Europe	7	8
Truvada – Other International	9	15
	135	406

Total Truvada (FTC/TDF) Based Products – U.S.	198	522
Total Truvada (FTC/TDF) Based Products – Europe	56	79
Total Truvada (FTC/TDF) Based Products – Other International	21	29
	275	630

April 29, 2021	16

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)

	Three Months Ended
	March 31,
	2021	2020

Other HIV(2) – U.S.	6	3
Other HIV(2) – Europe	1	2
Other HIV(2) – Other International	10	3
	17	8

Total HIV – U.S.	2,786	3,253
Total HIV – Europe	578	639
Total HIV – Other International	286	242
	3,650	4,134

HCV Products
Ledipasvir / Sofosbuvir(3) – U.S.	19	53
Ledipasvir / Sofosbuvir(3) – Europe	16	11
Ledipasvir / Sofosbuvir(3) – Other International	21	48
	56	112

Sofosbuvir / Velpatasvir(4) – U.S.	214	311
Sofosbuvir / Velpatasvir(4) – Europe	75	122
Sofosbuvir / Velpatasvir(4) – Other International	92	131
	381	564

Other HCV(5) – U.S.	25	34
Other HCV(5) – Europe	44	15
Other HCV(5) – Other International	4	4
	73	53

Total HCV – U.S.	258	398
Total HCV – Europe	135	148
Total HCV – Other International	117	183
	510	729

HBV/HDV Products
Vemlidy – U.S.	77	73
Vemlidy – Europe	8	7
Vemlidy – Other International	96	56
	181	136

Viread – U.S.	4	4
Viread – Europe	7	11
Viread – Other International	20	25
	31	40

Other HBV/HDV(6) – U.S.	—	8
Other HBV/HDV(6) – Europe	8	2
Other HBV/HDV(6) – Other International	—	—
	8	10

Total HBV/HDV – U.S.	81	85
Total HBV/HDV – Europe	23	20
Total HBV/HDV – Other International	116	81
	220	186

Veklury
Veklury – U.S.	820	—
Veklury – Europe	388	—
Veklury – Other International	248	—
	1,456	—

April 29, 2021	17

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)

	Three Months Ended
	March 31,
	2021	2020

Cell Therapy Products
Tecartus – U.S.	27	—
Tecartus – Europe	4	—
Tecartus – Other International	—	—
	31	—

Yescarta – U.S.	92	103
Yescarta – Europe	61	37
Yescarta – Other International	7	—
	160	140

Total Cell Therapy – U.S.	119	103
Total Cell Therapy – Europe	65	37
Total Cell Therapy – Other International	7	—
	191	140

Trodelvy - U.S.	72	—

Other Products
AmBisome – U.S.	12	18
AmBisome – Europe	66	59
AmBisome – Other International	43	42
	121	119

Letairis – U.S.	54	83

Ranexa – U.S.	3	8

Zydelig – U.S.	8	8
Zydelig – Europe	7	12
Zydelig – Other International	—	—
	15	20

Other(7) – U.S.	27	33
Other(7) – Europe	13	12
Other(7) – Other International	8	3
	48	48

Total Other – U.S.	104	150
Total Other – Europe	86	83
Total Other – Other International	51	45
	241	278

Total product sales – U.S.	4,240	3,989
Total product sales – Europe	1,275	927
Total product sales – Other International	825	551
	$6,340	$5,467
_______________________________
(1) Represents Gilead’s revenue from cobicistat (C), emtricitabine (FTC) and tenofovir alafenamide (TAF) in Symtuza (darunavir/C/FTC/TAF), a fixed dose combination product commercialized by Janssen Sciences Ireland UC.
(2) Includes Emtriva and Tybost.
(3) Amounts consist of sales of Harvoni and the authorized generic version of Harvoni sold by Gilead’s separate subsidiary, Asegua Therapeutics LLC.
(4) Amounts consist of sales of Epclusa and the authorized generic version of Epclusa sold by Gilead’s separate subsidiary, Asegua Therapeutics LLC.
(5) Includes Vosevi and Sovaldi.
(6) First quarter 2021 includes $6 million of Hepcludex sales recorded subsequent to Gilead’s acquisition of MYR. First quarter 2021 Hepcludex sales, including the period prior to the completion of Gilead’s acquisition of MYR, were $13 million.
(7) Includes Cayston and Jyseleca.